UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2023

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Clark Street Sharon PA USA	16146
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +61 02 8624 6130

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2023, Mawson Infrastructure Group Inc. (“we,” “us,” the “Company” or “Mawson”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors providing for the issuance and sale by the Company of an aggregate of 2,083,336 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”) (or pre-funded warrants (the “Pre-Funded Warrants”) in lieu thereof) in a registered direct offering (the “Registered Offering”), and (iii) a concurrent private placement (the “Private Placement” and, together with the Registered Offering, the “Offering”) of warrants (the “Common Warrants”) to purchase up to 2,604,170 shares of Common Stock (the “Common Warrant Shares” and together with the Shares, the Pre-Funded Warrants, the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants, the “Securities”). The offering price per Share and associated Common Warrant was $2.40 and the offering price per Pre-Funded Warrant and associated Common Warrant was $2.399, which represents the per share offering price per Share less the $0.001 per share exercise price for each Pre-Funded Warrant.

The Pre-Funded Warrants are immediately exercisable, have an exercise price of $0.001 and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants have an exercise price of $3.23 per share of Common Stock, are exercisable 6 months after issuance and will expire five and one-half years following issuance. The exercise price of the Prefunded Warrants and Common Warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the Prefunded Warrants and Common Warrants, as applicable.

As a condition to entering into the Purchase Agreement, the Company amended the warrants previously issued to one of the investors in this Offering under the Securities Purchase Agreement dated July 17, 2022, and further described in the Company’s Current Report on Form 8-K filed on July 19, 2022, to purchase up to an aggregate of 1,666,667 shares of Common Stock for an exercise price of $6.06 per share (the “Existing Warrants”), effective upon the closing of the Offering, such that the amended Existing Warrants have a reduced exercise price of $3.23 per share, will be exercisable six months following the closing of the Offering, and will expire five and one-half years following the closing of the Offering.

The Offering closed on May 8, 2023.

The gross proceeds to the Company from the Offering were approximately $5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to continue to build out its digital infrastructure, for potential strategic transactions and also for general corporate purposes, including working capital.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties, and certain indemnification obligations of the Company and ongoing covenants of the Company.

Pursuant to the Purchase Agreement, the Company has agreed that (i) it will not conduct any issuances of Common Stock for a period of ninety (90) days and that (ii) it will not enter into a variable rate transaction, in each case for a period of one (1) year following the closing of the offering, subject to certain exceptions as set forth in the Purchase Agreement.

The Registered Offering was made pursuant to a prospectus supplement dated May 3, 2023, and a base prospectus which is part of a Registration Statement on Form S-3 (File No. 333-264062) that was filed with the U.S. Securities and Exchange Commission on April 1, 2022, as amended, and was declared effective on April 11, 2022 (the Registration Statement”).

In connection with the Offering, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (the “Placement Agent”) dated May 1, 2023, pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the issuance and sale of securities of the Company in this Offering. As compensation to the Placement Agent, the Company will pay the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, up to $85,000 for fees and expenses of legal counsel and other out-of-pocket expenses in connection with the Offering and reimbursement of certain expenses and legal fees. The Company will also issue to designees of the Placement Agent warrants to purchase up to 116,667 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.00 per share and have a term of five years from the commencement of sales in the Offering.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any security nor any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The forms of the Purchase Agreement, the Pre-Funded Warrant, the Common Warrant and Placement Agent Warrant are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. The description of each such document is qualified in its entirety by reference to the full text of such document as incorporated by reference herein.

Attached hereto as Exhibit 5.1, and incorporated by reference to the Prospectus Supplement, is the opinion of Sheppard Mullin Richter & Hampton LLP relating to the legality of the securities issued in the Registered Offering.

Item. 3.02. Unregistered Sales of Equity Securities

The information contained above in Item 1.01 related to the Private Placement and the issuance of the Placement Agent Warrants is hereby incorporated by reference into this Item 3.02. The Common Warrants, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants and the Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder.

Item 8.01 Other Events.

On May 4, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Effective May 4, 2023, the Company filed a prospectus supplement to amend, supplement and supersede certain information contained in the prospectus supplement dated May 27, 2022, and its accompanying prospectus dated April 11, 2022 (collectively, the “May 2022 Prospectus”), relating to the offer and sale of Common Stock through H.C. Wainwright & Co., LLC (“Wainwright”), as sales agent, in “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, pursuant to the At the Market Offering Agreement with Wainwright dated as of May 27, 2022 (the “ATM Agreement”). The prospectus supplement reduced the amount of shares of Common Stock the Company may offer and sell under the ATM Agreement to an aggregate offering price of up to $9,000,000 from time to time through Wainwright.

Under the May 2022 Prospectus, the Company initially registered up to $100,000,000 of our Common Stock for offer and sale pursuant to the ATM Agreement. However, on March 23, 2023, the date we filed our Annual Report on Form 10-K for the year ended December 31, 2022, our Registration Statement became subject to the offering limits set forth in General Instruction I.B.6 of Form S-3. As of May 3, 2023, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $45,720,757.33, which we calculated based on 14,371,373 shares of outstanding Common Stock as of May 3, 2023, of which 12,735,587 shares were held by non-affiliates, and a price per share of $3.59 which was the closing price of our Common Stock on March 23, 2023. During the 12 calendar months prior to and including the date of this prospectus, we have offered $745,551.00 of securities pursuant to General Instruction I.B.6 of Form S-3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

In reviewing the Purchase Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about us or the other party to such agreement. These agreements contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other party to the agreement and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the agreement, which disclosures are not necessarily reflected in the agreement;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
4.4	Form of Warrant Amendment Agreement dated May 3, 2023
5.1	Opinion of Sheppard Mullin Richter & Hampton LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of Sheppard Mullin Richter & Hampton LLP (included as part of Exhibit 5.1)
99.1	Press Release, dated May 4, 2023
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 23, 2023, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: May 8, 2023	By:	/s/ James Manning
James Manning
Chief Executive Officer

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